As filed with the Securities and Exchange Commission on January 5, 2024

Registration No. 333-275569

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PIXELWORKS, INC.

(Exact name of Registrant as specified in its charter)

Oregon	91-1761992
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

16760 SW Upper Boones Ferry Rd., Suite 101

Portland, OR 97224

(503) 601-4545

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Todd A. DeBonis

President and Chief Executive Officer

Pixelworks, Inc.

16760 SW Upper Boones Ferry Rd., Suite 101

Portland, OR 97224

(503) 601-4545

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Christina F. Pearson, Esq.

Pillsbury Winthrop Shaw Pittman LLP

2550 Hanover St.

Palo Alto, California 94304

(650) 233-4500

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion; Dated January 5, 2024

PROSPECTUS

Pixelworks, Inc.

$25,000,000

Common Stock

This prospectus relates to shares of Pixelworks, Inc. common stock which may be offered and sold from time to time. The aggregate initial offering price of all common stock sold under this prospectus will not exceed $25,000,000. The common stock of Pixelworks, Inc. is listed on the Nasdaq Global Market under the symbol “PXLW.” On January 4, 2024, the last reported sale price of our common stock on the Nasdaq Global Market was $1.25 per share.

Each time we sell shares of our common stock hereunder, we will attach a supplement to this prospectus that contains specific information about the terms of the offering, including the price at which we are offering the shares to the public. The prospectus supplement may also add, update or change information contained or incorporated in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in shares of our common stock.

The shares of our common stock may be offered directly by us, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any shares of our common stock, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the section entitled “About This Prospectus” for more information.

Pixelworks is a leading provider of high-performance and power-efficient visual processing semiconductor and software solutions that enable consistently high-quality and authentic viewing experiences in a wide variety of applications. We are incorporated in Oregon, and our principal executive office is located in Portland, Oregon. We define our primary target markets as Mobile (smartphone and tablet), Home & Enterprise (projectors, personal video recorders, and over-the-air streaming devices), and Cinema (creation, remastering, and delivery of digital video content). During the third quarter of 2021, we engaged in a strategic plan to re-align our Mobile and Home & Enterprise businesses to improve their focus on their Asia-centered customers and employee stakeholders. Our subsidiary, Pixelworks Semiconductor Technology (Shanghai) Co., Ltd., or PWSH, now operates these businesses as a full profit-and-loss center underneath Pixelworks. We have significant operations in China, but our executive officers and all of our directors but one are located in the United States (the one exception resides in Singapore). We are neither a People’s Republic of China, or the PRC, operating company nor do we conduct our operations in China through the use of variable interest entities. Our auditor is Grant Thornton LLP, with headquarters in Chicago, Illinois. The Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act, 2023, and related regulations, therefore do not apply to our company.

Investing in shares of our common stock involves risks. See the section entitled “Risk Factors” on page 3 of this prospectus, in documents we incorporate by reference into this prospectus and included in or incorporated by reference into the accompanying prospectus supplement.

We face additional legal and operational risks associated with our operations in China that could result in a material change in our operations and/or the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. These risks are included in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus, as well as in any applicable prospectus supplement, as updated by our subsequent filings under the Exchange Act, and are included in “Risk Factors” on page 3 of this prospectus, including:

•

The risk of changes in China’s political, economic or social conditions, changes in U.S.-China relations, and liquidity risks, which may affect our results of operations, financial position and value of our securities;

•

Risks related to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws, required approvals and permissions, and regulations in China, which could adversely affect us and limit the legal protections available to the Company and its stockholders, as well as materially and adversely affect our business and value of our securities;

•

Risks related to our ability to implement our strategy to expand our PRC operations, including the positioning of our subsidiary to qualify and seek an initial public offering on the Shanghai Stock Exchange’s Science Technology Innovation Board, known as the STAR Market, or the Listing, which could affect our ability to access capital, customers, and talent in China and materially and adversely affect our worldwide growth and revenue potential;

•

Even if we complete the Listing, we may not achieve the results contemplated by our business strategy and our strategy for growth in the PRC may not result in increases in the price of our common stock;

•	If the Listing is completed, PWSH’s status as a publicly traded company in China that is controlled, but less than wholly owned, by Pixelworks could have an adverse effect on us;

•

The STAR Market is relatively new, and as a result, it is difficult to predict the effect of the proposed Listing, which may in turn negatively affect the price of our common stock on the Nasdaq Global Market; and

•

If the Listing is completed, Pixelworks and PWSH both will be public reporting companies, but each will be subject to separate, and potentially inconsistent, accounting and disclosure requirements, which may lead to investor confusion or uncertainty that could cause decreased demand for, or fluctuations in the price of, one or both of the companies’ publicly traded shares.

For additional detail, please see “Risk Factors” on page 3 of this prospectus.

Unless otherwise indicated or the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” “Pixelworks” and similar terms refer to Pixelworks, Inc., an Oregon corporation, and its consolidated subsidiaries.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2024.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered shares of our common stock to which they relate.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus, any accompanying prospectus supplement, and any free writing prospectus prepared or authorized by us. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.

You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus is accurate on any date subsequent to the date set forth on the front of such documents or that any information we have incorporated by reference is correct on any date subsequent to the date of such document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell the shares of our common stock described in this prospectus in one or more offerings. The aggregate initial offering price of all the shares of our common stock sold under this prospectus will not exceed $25,000,000.

This prospectus provides certain general information about the shares of our common stock that we may offer hereunder. Each time we offer shares of our common stock hereunder, we will attach a prospectus supplement to this prospectus. The prospectus supplement will contain the specific information about the terms of the offering. In each prospectus supplement, we will include the following information:

•	the number of shares of common stock that we propose to sell;

•	the public offering price per share of the common stock;

•	the names of any underwriters, agents or dealers through or to which the shares of the common stock will be sold;

•	any compensation of those underwriters, agents or dealers;

•	any additional risk factors applicable to the shares of our common stock or our business and operations; and

•	any other material information about the offering and sale of the shares of common stock.

In addition, the prospectus supplement may also add, update or change the information contained or incorporated in this prospectus. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained or incorporated in this prospectus. The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read and consider all information contained in this prospectus and the related exhibits filed with the SEC and any accompanying prospectus supplement in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Where You Can Find More Information” in this prospectus.

Pixelworks is a leading provider of high-performance and power-efficient visual processing semiconductor and software solutions that enable consistently high-quality and authentic viewing experiences in a wide variety of applications. We are incorporated in Oregon, and our principal executive office is located in Portland, Oregon. We define our primary target markets as Mobile (smartphone and tablet), Home & Enterprise (projectors, personal video recorders, and over-the-air streaming devices), and Cinema (creation, remastering, and delivery of digital video content). During the third quarter of 2021, we engaged in a strategic plan to re-align our Mobile and Home & Enterprise businesses to improve their focus on their Asia-centered customers and employee stakeholders. Our subsidiary, PWSH, now operates these businesses as a full profit-and-loss center underneath Pixelworks. We have significant operations in China, but our executive officers and all of our directors but one are located in the United States (and he resides in Singapore). We are neither a PRC operating company nor do we conduct our operations in China through the use of variable interest entities.

We face additional legal and operational risks associated with our operations in China that could result in a material change in our operations and/or the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. These risks are included in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q that are incorporated by reference into this prospectus, as well as in any applicable prospectus supplement, as updated by our subsequent filings under the Exchange Act, and are included in “Risk Factors” on page 3 of this prospectus, including:

•

The risk of changes in China’s political, economic or social conditions, changes in U.S.-China relations, and liquidity risks, which may affect our results of operations, financial position and value of our securities;

•

Risks related to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws, required approvals and permissions, and regulations in China; which could adversely affect us and limit the legal protections available to the Company and its stockholders, as well as materially and adversely affect our business and value of our securities.

•

Risks related to our ability to implement our strategy to expand our PRC operations, including the positioning of our subsidiary to qualify and seek an initial public offering on the STAR Market, which could affect our ability to access capital, customers, and talent in China and materially and adversely affect our worldwide growth and revenue potential;

•

Even if we complete the Listing, we may not achieve the results contemplated by our business strategy and our strategy for growth in the PRC may not result in increases in the price of our common stock;

•	If the Listing is completed, PWSH’s status as a publicly traded company in China that is controlled, but less than wholly owned, by Pixelworks could have an adverse effect on us;

•

The STAR Market is relatively new, and as a result, it is difficult to predict the effect of the proposed Listing, which may in turn negatively affect the price of our common stock on the Nasdaq Global Market; and

•

If the Listing is completed, Pixelworks and PWSH both will be public reporting companies, but each will be subject to separate, and potentially inconsistent, accounting and disclosure requirements, which may lead to investor confusion or uncertainty that could cause decreased demand for, or fluctuations in the price of, one or both of the companies’ publicly traded shares.

For additional detail, please see “Risk Factors” on page 3 of this prospectus.

“PIXELWORKS,” “TrueCut Motion,” “MotionEngine” and the Pixelworks logo are our trademarks. This prospectus and the documents incorporated by reference into this prospectus may also contain trademarks and trade names that are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply relationships with, or endorsements or sponsorship of us by, these other companies.

Unless otherwise indicated or the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” “Pixelworks” and similar terms refer to Pixelworks, Inc., an Oregon corporation, and its consolidated subsidiaries. Our principal executive offices are located at 16760 SW Upper Boones Ferry Rd., Suite 101, Portland, OR 97224 and our telephone number is (503) 601-4545. Our website address is https://www.pixelworks.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS

Investing in shares of our common stock involves risk. Before making any investment decision, you should carefully consider the risk factors set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in our most recent annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q, which are incorporated by reference in this prospectus, as well as in any applicable prospectus supplement, as updated by our subsequent filings under the Securities Exchange Act of 1934, or the Exchange Act.

These risks could materially affect our business, results of operation or financial condition and affect the value of our common stock. You could lose all or part of your investment. For more information, see “Where You Can Find More Information.”

We face additional legal and operational risks associated with our operations in China that could result in a material change in our operations and/or the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. These risks are included in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, as well as in any applicable prospectus supplement, as updated by our subsequent filings under the Exchange Act, and include the following:

We face additional risks associated with our operations in China, including the risk of changes in China’s political, economic or social conditions or changes in U.S.-China relations, as well as liquidity risks, any of which may adversely and materially affect our results of operations, financial position and value of our securities.

We have, and expect to continue to have, significant operations in China as our Chinese subsidiary, PWSH, is a full profit-and-loss center underneath the Company for our Mobile and Home & Enterprise businesses. The economy of China differs from the economies of the United States in important respects such as structure, government involvement, level of development, growth rate, capital reinvestment, allocation of resources, self-sufficiency, rate of inflation, foreign currency flows and balance of payments position, among others. There can be no assurance that China’s economic policies will be consistent or effective and because a significant portion of our operations are in China, our results of operations, financial position and value of our securities may be materially harmed by changes in China’s political, economic or social conditions. Additionally, the political and economic relationship between the U.S. and China is uncertain, and any changes in policy as a result may adversely affect our business. For example, recent statements and actions by the United States regarding the export of certain semiconductor technology, although not applicable to our technology or products, could result in responsive actions taken by China that could adversely impact our operations, financial position, or the value of our securities.

In addition, the Company faces certain liquidity risks from its operations in China. PWSH has, in the past, and may decide in the future, to sell shares of its stock, such as in a private placement similar to that which closed in August 2021, in an initial public offering on a stock exchange located in China, such as the STAR Market, or otherwise. In addition, PWSH may, in the future, become profitable. Any proceeds raised or generated by PWSH are subject to certain PRC laws and regulations that may make it difficult, if not impossible, for the Company to use such proceeds to fund its operations outside of China. For example, China’s government imposes control over the convertibility of RMB into foreign currencies, which can cause difficulties converting cash held in RMB to other currencies. It is therefore unlikely that funds raised or generated by PWSH will be readily distributable to the Company or its U.S. shareholders. Additionally, cash is transferred through the Company between entities through settling cash owed between one entity and another, for example for services rendered, through intercompany agreements. While currently the Company has been able to settle cash owed between PWSH and other entities within the Company, PRC laws and regulations could change so as to make it more difficult, if not impossible, to make such transfers in the future, which in turn would adversely affect our results of operations.

We face legal and operational risks related to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws, required approvals and permissions, and regulations in China, which could adversely affect us and limit the legal protections available to the Company and its stockholders, as well as materially and adversely affect our business and value of our securities.

While the overall effect of legislation over the past two decades has significantly enhanced the protections afforded to various foreign investments in China, China has not developed a fully integrated legal system based on the rule of law, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. Because the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to the Company. Uncertainties due to evolving laws and regulations could also impede the ability of an entity based in China, such as PWSH, to obtain or maintain permits or licenses required to conduct business in China. In addition, some regulatory requirements issued by certain PRC government authorities may not be consistently applied by other PRC government authorities (including local government authorities), thus making strict compliance with all regulatory requirements impractical, or in some circumstances impossible. In addition, China’s legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, which may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the violation occurs. Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Further, since Chinese administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings. These uncertainties may also impede our ability to enforce the contracts entered into by PWSH and could materially and adversely affect our business and results of operations.

The PRC government at times will exercise significant oversight and discretion over the conduct of business in the PRC and may intervene or influence business operations as the government deems appropriate to further regulatory, political and societal goals. PWSH is required to obtain certain permits and licenses from certain PRC government agencies to operate businesses in China, such as business licenses from the State Administration for Market Regulation, or the SAMR, registrations with PRC tax authorities, filings with PRC customs for carrying out export and import business activities and registrations with China’s State Administration of Foreign Exchange (SAFE) for the ability to receive funds from offshore entities and transfer funds to offshore entities. The Company has determined, in consultation with its general counsel, that we are not currently required to obtain permissions or approvals from the Cyberspace Administration of China, or the CAC. The Company is also not currently required to obtain permissions or approvals from the China Securities Regulatory Commission, or the CSRC, but would need to obtain approval from CSRC if PWSH applies for the Listing, and as a listed company PWSH would continue to be subject to CSRC rules and regulations. As of the date of this prospectus, PWSH has obtained the required business licenses from the SAMR and complied with registration and filing requirements of other Chinese government agencies, and has not been denied such registrations or filings by any PRC authority, however, if we do not receive or maintain the necessary permissions or approvals, inadvertently conclude that such permissions or approvals are not required, or applicable laws, regulations or interpretations change and we become required to obtain such permissions or approvals in the future and we fail to do so, we may be subject to investigations, fines, penalties, suspensions in operations, or other punitive action which could result in a material adverse change in our PRC operations and our results of operation, which in turn could cause our stock price to be materially and adversely affected.

Additionally, rules and regulations in China can change quickly and with little advance notice. For example, the PRC government has recently initiated a series of regulatory actions and made a number of public statements on the regulation of businesses in China with little advance notice, including enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. While we do not believe we are subject to these regulatory actions or statements, as we have not implemented the kind of monopolistic behavior that is the target of these rules, and our business does not involve large-scale collection of user data, implicate cybersecurity, or involve any other type of restricted industry, and therefore these regulatory actions and statements do not impact our ability to conduct our business, accept foreign investments into PWSH, or list our PWSH shares on the STAR Market, there is no guarantee that the PRC government will refrain from releasing regulations or policies regarding the Company’s industry that could adversely affect our business, financial condition, results of operations or ability to list PWSH shares on the STAR market.

If we are unable to implement our strategy to expand our PRC operations, including the positioning of our subsidiary to qualify and seek an initial public offering on the STAR Market, our ability to access capital, customers, and talent in China could suffer, which in turn may materially and adversely affect our worldwide growth and revenue potential.

In August 2021, we announced our strategic plan to transform PWSH into a profit center for our Mobile and Home & Enterprise businesses to improve our access to capital, customers, and talent in China. As part of this strategic plan, we intend to qualify PWSH to file an application for an initial public offering on the STAR Market to further improve our access to capital markets and to fund growth. We may not be successful in the implementation of our strategic plan, and we may not be able to complete the Listing for a number of reasons, including those related to the risks we face associated with our operations in China as detailed separately above, many of which are outside our control. With respect to the Listing, PWSH must succeed in obtaining PRC governmental approvals required to permit the Listing, and one or more of those approvals may be denied, or significantly delayed, by the PRC regulators for reasons outside our control or unknown to us, or may be conditioned on requirements that we deem would result in an undue burden or material adverse impact on our business. Similarly, the Listing application may be denied or delayed by the Shanghai Stock Exchange, or the SSE, in its discretion. Further, the COVID-19 outbreak, the tensions between the United States and China, or other geopolitical forces, including war, could negatively impact our currently planned projects and investments in the PRC, including the Listing.

Additionally, pursuant to our August 2021 Capital Increase Agreement and the agreements for the employee-owned entities that have invested in PWSH, or the ESOP, PWSH agreed to attempt to complete all requirements to qualify for a Listing such that the Listing is consummated prior to a certain date (for the private equity and strategic investors, or Investors, June 30, 2024, and for the ESOP, December 31, 2024). If PWSH has not consummated the Listing before those dates, or if it seriously violates certain other restructuring actions required by the Capital Increase Agreement such that a Listing by such dates becomes impossible, the respective purchasers may elect to require that we repurchase the purchaser’s respective equity interest for a price equal to the initial purchase price paid by the purchaser (and for the ESOP, plus annual simple interest at a rate of 5%). As noted above, various elements in the Listing process are outside our control or may be subject to conditions that are unacceptable to us, and if we fail to obtain the Listing, the provisions of the Capital Increase Agreement would require a use of cash for purposes not otherwise planned for, which in turn would negatively impact our plans for growth and our cash position.

The CSRC and the SSE have recently tightened the standards for the STAR Market and are currently advising companies that are not yet profitable under China generally accepted accounting principles, or China GAAP, standards against filing an IPO application in the present environment. The Company believes this is in large part due to the current economic conditions in China and the recent performance of companies already listed on the STAR Market that were not profitable at the time of their IPO. PWSH is not currently profitable under China GAAP standards. The CSRC and the SSE may relax the standards, but there is no guarantee that this will happen in any particular time frame. The Company will continue to prepare our application so it is ready to file once the situation changes or PWSH achieves profitability under China GAAP standards. There can be no assurances that the Listing will occur at all. In the interim, PWSH may require additional funding from Pixelworks to augment its PRC operations, and we cannot give any assurance that such capital will be available from Pixelworks on terms acceptable to us. Any such inability to obtain funds from Pixelworks or other sources may impair the ability of PWSH to grow its operations, which could have a material adverse effect on our consolidated operating results and on the price of our common stock.

If we are unable to successfully implement our strategic plan, including the Listing, we may not realize the advantages to our PRC operations contemplated by our business strategy, including improving our access to capital markets, customers, and talent in China. Because it may be several years before we know whether the Listing will be completed, we may, in the interim, forego or postpone other alternative actions to strengthen our market position and operations in the PRC.

PRC companies are critical to the global semiconductor industry, and our current business is substantially concentrated in the PRC market. Our inability to build, or any delay in growing, our PRC-based operations over the next several years would materially and adversely limit our operations and operating results, including our revenue growth. In addition, during that time, the process underlying the Listing could result in significant diversion of management time as well as substantial out-of-pocket costs, which could further impair our ability to expand our business.

Even if we complete the Listing, we may not achieve the results contemplated by our business strategy and our strategy for growth in the PRC may not result in increases in the price of our common stock.

We cannot assure you that, even if the Listing is completed, we will realize any or all of our anticipated benefits of the Listing. Our completion of the Listing may not have the anticipated effects of providing access to new capital markets or strengthening our market position and operations in the PRC. If the Listing is completed, PWSH will have broad discretion in the use of the proceeds from the initial sales of shares to PWSH investors, and it may not spend or invest those proceeds in a manner that results in our operating success or with which the common shareholders of Pixelworks agree. Our failure to successfully leverage the completion of the Listing to enhance our access to new capital markets and expand our PRC business could result in a decrease in the price of our common stock, and we cannot assure you that the success of PWSH will have an associated positive effect on the price of our common stock.

If the Listing is completed, PWSH’s status as a publicly traded company in China that is controlled, but less than wholly owned, by Pixelworks could have an adverse effect on us.

PWSH is not currently a wholly owned subsidiary of Pixelworks, and following the Listing, other holders may hold as much as 30% of the subsidiary. The interests of PWSH may diverge from the interests of Pixelworks and its other subsidiaries in the future. We may face conflicts of interest in managing, financing, or engaging in transactions with PWSH, or allocating business opportunities between our subsidiaries, including future arrangements for operating subsidiaries other than PWSH to license and use our intellectual property.

Pixelworks will retain majority ownership of PWSH after the Listing, but PWSH will be managed by a separate board of directors and officers and those directors and officers will owe fiduciary duties to the various stakeholders of PWSH, including shareholders other than Pixelworks. In the operation of PWSH’s business, there may be situations that arise whereby the directors and officers of PWSH, in the exercise of their fiduciary duties, take actions that may be contrary to the best interests of Pixelworks or its shareholders. Additionally, because PWSH will be managed by a separate board of directors and officers, our organizational structure will become more complex, which may in turn require substantial financial, operational, and management resources.

In the future, PWSH may issue options, restricted shares, and other forms of share-based compensation to its directors, officers, and employees, which could dilute Pixelworks’ ownership in PWSH. In addition, PWSH may engage in capital raising activities in the future that could further dilute Pixelworks’ ownership interest.

The STAR Market is relatively new, and as a result, it is difficult to predict the effect of the proposed Listing, which may in turn negatively affect the price of our common stock on the Nasdaq Global Market.

The CSRC initially launched the STAR Market in June 2019 and trading on that market began in July 2019. No assurance can be given regarding the effect of the Listing on the market price of PWSH shares or on the price of our common stock on the Nasdaq Global Market. The market price of the PWSH shares and Pixelworks common stock may be volatile or may decline for reasons other than the risk and uncertainties described above, as the result of investor negativity or uncertainty with respect to the proposed Listing.

If the Listing is completed, Pixelworks and PWSH both will be public reporting companies, but each will be subject to separate, and potentially inconsistent, accounting and disclosure requirements, which may lead to investor confusion or uncertainty that could cause decreased demand for, or fluctuations in the price of, one or both of the companies’ publicly traded shares.

If PWSH completes the Listing, it will be subject to accounting, disclosure, and other regulatory requirements of the STAR Market. At the same time, Pixelworks will remain subject to accounting, disclosure, and other regulatory requirements of the SEC and the Nasdaq Global Market. As a result, Pixelworks and PWSH periodically will disclose information simultaneously pursuant to differing laws and regulations. The information disclosed by the two companies will differ, and may differ materially from time to time, due to the distinct, and potentially inconsistent, accounting standards applicable to the two companies and disclosure requirements imposed by securities regulatory authorities, as well as differences in language, culture, and expression habit, in composition of investors in the United States and PRC, and in the capital markets of the United States and the PRC. Differing disclosures could lead to confusion or uncertainty among investors in the publicly traded shares of one or both companies. Differences between the price of PWSH shares on the STAR Market and the price of Pixelworks common stock on Nasdaq Global Market could lead to increased volatility, as some investors seek to arbitrage price differences. Additionally, news about PWSH may affect the price of Pixelworks’ common stock, and vice versa, creating additional uncertainty and volatility.

FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Exchange Act and may involve material risks, assumptions and uncertainties. Given these risks and uncertainties you should not place undue reliance on these forward-looking statements. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “could,” “might,” “expect,” “believe,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict and which may cause actual outcomes and results to differ materially from what is expressed or forecasted in such forward-looking statements. These forward-looking statements include, but are not limited to, statements about future offerings pursuant hereto, including the use of any net proceeds and plan of distribution related thereto, and statements with respect to our business and strategy, including consumer consumption patterns, changes in technology, demand, the application of our technologies, our intention to pursue an initial public offering in China with respect to our subsidiary, and the benefits and implications thereof. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from our forward-looking statements is included in our periodic reports filed with the SEC. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus.

In addition, the following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; the success of our products in expanding markets; current global economic challenges; changes in the digital display and projection markets; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; our limited financial resources; our ability to attract and retain key personnel; our international operations; our operations in China, including any changes to China’s political, economic or social conditions or changes in U.S.-China relations; our ability to implement our strategy to expand our operations in the PRC; our ability to access capital, customers and talent in China; our ability to seek an initial public offering in China and the other risks, uncertainties and factors described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed with the SEC.

These forward-looking statements speak only as of the date on which they are made and except as required by law, we undertake no obligation to publicly release the results of any revision or update of these forward-looking statements, whether as a result of new information, future events or otherwise. If we do update or correct one or more forward-looking statements, you should not conclude that we will make additional updates or corrections with respect thereto or with respect to other forward-looking statements.

THE COMPANY

Pixelworks is a leading provider of high-performance and power-efficient visual processing semiconductor and software solutions that enable consistently high-quality and authentic viewing experiences in a wide variety of applications. We define our primary target markets as Mobile (smartphone and tablet), Home & Enterprise (projectors, personal video recorders, or PVR, and over-the-air, or OTA, streaming devices), and Cinema (creation, remastering, and delivery of digital video content). Previously we classified our primary target markets as Mobile, Projector, Video Delivery and Cinema, but have since aggregated the Projector and Video Delivery categories into one called “Home & Enterprise”.

Pixelworks has been a pioneer in visual processing technology for over 20 years. We were one of the first companies to commercially launch a video System on Chip, or SoC, capable of deinterlacing 1080i HDTV signals and one of the first companies with a commercial dual-channel 1080i deinterlacer integrated circuit. We launched one of the industry’s first single-chip SoCs for digital projection. We were the first company to integrate motion estimation/motion compensation technology, or MEMC, as a mobile-optimized solution for smartphones. In 2019, we introduced our Hollywood award-winning TrueCut Motion™ video platform, the industry’s first motion grading technology that allows fine tuning of motion appearance in cinematic content.

Our core visual processing technology intelligently processes digital images and video from a variety of sources and optimizes the content for a superior viewing experience. Rapid growth in video and gaming consumption, combined with the move towards bright, high resolution, high frame rate and high refresh rate displays, especially in mobile, is increasing the demand for our solutions. Our technologies can be applied across a wide range of applications: cinema theaters, low-power mobile tablets, smartphones, streaming devices, and digital projectors for the home, school, or the workplace. Our products are designed and optimized for power, cost, bandwidth, viewer experience, and overall system performance, according to the requirements of the specific application. On occasion, we have also licensed our technology.

During the third quarter of 2021, we engaged in a strategic plan to re-align our Mobile and Home & Enterprise businesses to improve their focus on their Asia-centered customers and employee stakeholders. Our subsidiary, PWSH, now operates these businesses as a full profit-and-loss center underneath Pixelworks.

PWSH is in the process of preparing to file an application for an initial public offering of PWSH shares on the STAR Market. We believe that the Listing will have many benefits, including improved access to new capital markets and the funding of PWSH’s growth worldwide. The process of going public on the STAR Market is lengthy and includes several periods of review by various government agencies of the PRC such as the CSRC and the SSE. There is no guarantee that PWSH will be approved for a Listing at any point in the future. The CSRC and the SSE have recently tightened the standards for the STAR Market and are currently advising companies that are not yet profitable under China GAAP standards against filing an initial public offering application in the present environment. We believe this is in large part due to the current economic conditions in China and the recent performance of companies already listed on the STAR Market that were not profitable at the time of their initial public offering. PWSH is not currently profitable under China GAAP standards. The CSRC and the SSE may relax the standards, but there is no guarantee that this will happen in any particular time frame. We will continue to prepare our application so it is ready to file once the situation changes or PWSH achieves profitability under China GAAP standards. Any listing of PWSH on the STAR Market will not change the status of Pixelworks as a U.S. public company. We are neither a PRC operating company nor do we conduct our operations in China through the use of variable interest entities.

Pixelworks was founded in 1997 and is incorporated under the laws of the state of Oregon. Our executive offices are located at 16760 SW Upper Boones Ferry Rd., Suite 101, Portland, OR 97224, our telephone number is (503) 601-4545 and our website is www.pixelworks.com. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus.

USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of the shares of our common stock offered by this prospectus for general corporate purposes, which may include, among other things, increasing our working capital, financing of ongoing operating expenses and overhead, repayment of indebtedness, future acquisitions and strategic investment opportunities, and funding of capital expenditures and research and product development. Pending the application of the net proceeds, we may invest the proceeds in marketable securities and short-term investments.

DESCRIPTION OF CAPITAL STOCK

This section describes the general terms and provisions of the shares of our capital stock. Our amended and restated articles of incorporation, as amended, and our amended and restated bylaws have been filed as exhibits to our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. See “Where You Can Find More Information.” Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share. The preferred stock is undesignated as to series, rights, preferences, privileges or restrictions.

Common Stock

We have one existing class of common stock. As of December 31, 2023, there were 57,116,754 shares of common stock issued and outstanding. Holders of our voting common stock are entitled to one vote per share for each share held of record on all matters submitted to a vote of common shareholders. Holders of common stock do not have cumulative voting rights.

The holders of shares of our common stock are entitled to participate ratably in dividends as may be declared from time to time by our board of directors out of funds legally available for dividend payments, subject to the preferential rights of the holders of any shares of preferred stock that may be issued in the future. To date, we have never declared a dividend and our board of directors does not have any plans to do so in the future. The holders of shares of our common stock are entitled to one vote per share on any matter to be voted upon by Pixelworks shareholders. Our amended and restated articles of incorporation, as amended, do not provide for cumulative voting in connection with the election of directors. Accordingly, directors are elected by a plurality of the shares of common stock voting once a quorum is present. In the event of our liquidation, dissolution or winding up, after full payment of all debts and other liabilities and liquidation preferences of any other series of common stock and any preferred stock, the holders of shares of our existing common stock are entitled to share ratably in all remaining assets. Our common stock has no preemptive subscription or conversion rights.

Our common stock is listed on the Nasdaq Global Market under the symbol “PXLW.”

Broadridge Corporate Issuer Solutions, Inc. is the Transfer Agent and Registrar for our common stock.

Preferred Stock

As of December 31, 2023, no shares of preferred stock were outstanding. Under our amended and restated articles of incorporation, as amended, our board of directors is authorized to issue from time to time, without further vote or action by the shareholders, up to an aggregate of 50,000,000 shares of preferred stock in one or more series and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed on any wholly unissued series of preferred stock, including:

•	the distinctive designation of each series and the number of shares that will constitute the series;

•	the voting rights, if any, of shares of the series and the terms and conditions of the voting rights;

•

the dividend rate on the shares of the series, the dates on which dividends are payable, any restriction, limitation or condition upon the payment of dividends, whether dividends will be cumulative, and the dates from and after which dividends shall accumulate;

•	the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

•	the terms and conditions of a sinking or purchase fund for the purchase or redemption of shares of the series, if such a fund is provided;

•	any preferential amount payable upon shares of the series in the event of our liquidation, dissolution or winding up, or upon the distribution of any of our assets; and

•

the prices or rates of conversion or exchange at which, and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities, if the shares are convertible or exchangeable.

The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company, which could depress the market price of our common stock.

Anti-takeover Effects of Oregon Law and Our Articles of Incorporation and Bylaws

Provisions of our amended and restated articles of incorporation, as amended, and amended and restated bylaws and provisions of Oregon law may have the effect of delaying or preventing a merger or acquisition of us, making a merger or acquisition of us less desirable to a potential acquirer or preventing a change in our management, even if our shareholders consider the merger, acquisition or change in management favorable or if doing so would benefit our shareholders. In addition, these provisions could limit the price that investors would be willing to pay in the future for shares of our common stock. The following are examples of such provisions:

•

our board of directors is authorized, without prior shareholder approval, to change the size of the board of directors (our amended and restated articles of incorporation, as amended, provide that if the board of directors is fixed at seven members or less, the directors shall hold office until the next annual meeting of shareholders and if the board of directors is fixed at eight or more members, the board of directors will be divided into three classes serving staggered terms, which would make it more difficult for a group of shareholders to quickly change the composition of our board of directors and this provision may not be amended or repealed unless approved by the holders of not less than seventy-five percent (75%) of the votes then entitled to be cast for the election of directors);

•

our board of directors may approve the issuance, without further action by the shareholders, of shares of our preferred stock, and fix or alter the rights, preferences, privileges or restrictions upon any series of preferred stock, and the number of shares constituting any such series and the designation thereof. The issuance of shares of preferred stock pursuant to our board of directors’ authority described above could decrease the amount of earnings and assets available for distribution to holders of shares of our common stock and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control;

•

special meetings of Pixelworks shareholders may be called by the President of our board of directors or by the board of directors and shall be called by the President at the request of the holders of not less than one-tenth of all the outstanding shares of the Company entitled to vote at the meeting. The requesting shareholders shall sign, date, and deliver to the Secretary a written demand describing the purpose or purposes for holding the special meeting;

•

members of our board of directors can only be removed for cause and at a meeting of the shareholders called expressly for that purpose, by the vote of seventy-five percent (75%) of the votes then entitled to be cast for the election of directors. Cause for removal shall be deemed to exist only if the director whose removal is proposed has engaged in criminal conduct or has engaged in fraudulent or dishonest conduct or gross abuse of authority or discretion with respect to Pixelworks;

•

our board of directors may alter our amended and restated bylaws without obtaining shareholder approval, and our amended and restated bylaws establish advance notice procedures with regard to all shareholder proposals to be brought before meetings of Pixelworks shareholders. These procedures provide that notice of such shareholder proposals must be timely given in writing to the Pixelworks Secretary prior to the meeting. The notice must contain certain information specified in our amended and restated bylaws;

•	no shareholder is permitted to cumulate votes at any election of directors;

•	Oregon law permits our board of directors to consider other factors beyond shareholder value in evaluating any acquisition offer (so-called “expanded constituency” provisions); and

•

a super-majority vote by sixty-seven (67%) of our shareholders is required to approve (i) any agreements of merger or consolidation which require shareholder approval under the Oregon Business Corporation Act, (ii) any sale, lease or exchange of all or substantially all of Pixelworks’ property and assets and (iii) and dissolution or liquidation of the Company.

PLAN OF DISTRIBUTION

We may sell the shares of common stock offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the shares and the proceeds to us from the sale;

•	any options to purchase additional shares or other options under which underwriters, dealers or agents may purchase additional securities from us;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers from us, from the purchasers of the shares of common stock or from both us and the purchasers; and

•	any securities exchange or market on which the shares offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the shares of common stock offered in the prospectus supplement.

The distribution of the shares of common stock may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies, including at market prices prevailing at the time of sale or at prices related to such prevailing market prices. The shares of common stock may be sold through a rights offering, forward contracts or similar arrangements, and cross or block trades. Additionally, the shares of our common stock may also be sold in “at the market offerings” within the meaning of Rule 415 of the Securities Act, including sales made directly on the Nasdaq Global Market or sales made to or through a market maker or into an existing trading market, on an exchange, or otherwise, in negotiated transactions, at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law. In connection with the sale of the shares, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the shares to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Some of the underwriters, dealers or agents who participate in the share distribution may engage in other transactions with, and perform other services for, us or our subsidiaries in the ordinary course of business.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To comply with the securities laws of certain states, if applicable, the shares of common stock offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

Agents, underwriters and dealers may be entitled under agreements entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their respective affiliates may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We will describe in the prospectus supplement, naming the underwriter, agent or dealer, the nature of any such relationship.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to the applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including Regulation M, which may limit the timing of purchases and sales of any shares of our common stock to any such person. Regulation M may also restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Our common stock is currently listed on the Nasdaq Global Market, but any other securities may or may not be listed on a national securities exchange. Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M. In addition, in connection with an offering, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the common stock while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased common stock sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Tonkon Torp LLP, Portland, Oregon.

EXPERTS

Armanino LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Armanino LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement. The registration statement also includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that website is http://www.sec.gov. The information on the SEC’s website is not part of this prospectus, and any references to this website or any other website are inactive textual references only.

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2022;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023;

•	our Current Reports on Form 8-K filed February 2, 2023, February 28, 2023, May 12, 2023, August 1, 2023, August 17, 2023, and September 12, 2023 (to the extent filed and not furnished); and

•

the description of our common stock set forth in Exhibit 4.1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and any other amendment or report filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the termination of any offering of securities offered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and telephone number:

Corporate Secretary

Pixelworks, Inc.

16760 SW Boones Ferry Rd., Suite 101

Portland, OR 97224

(503) 601-4545

We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance you are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

We make available free of charge on our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, as soon as reasonably practicable after we electronically file or furnish such materials to the SEC. You may also obtain a free copy of these reports in the Investors section of our website, https://www.pixelworks.com.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth all expenses payable by us in connection with the offering of our common stock being registered hereby.

SEC Registration Fee		$—
Printing Expenses	$	*
Legal Fees and Expenses	$	*
Accounting Fees and Expenses	$	*
Miscellaneous	$	*

Total		$—

*	These fees are calculated based on the number of shares being offered and the number of issuances. Accordingly, such fees cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

As an Oregon corporation, the Company is subject to the Oregon Business Corporation Act, or the OBCA, and the exculpation from liability and indemnification provisions contained therein. Section 60.047(2) of the OBCA and Article V of the Company’s Sixth Amended and Restated Articles of Incorporation, as amended, eliminates the liability of the Company’s directors to the Company or its shareholders, except for any liability related to breach of the duty of loyalty, actions or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, any unlawful distribution under O.R.S. 60.367, or any transaction from which the director or officer derived an improper personal benefit.

Section 60.387 et seq. of the OBCA allows corporations to indemnify their directors and officers against liability where the director or officer has acted in good faith and with a reasonable belief that actions taken were in the best interests of the corporation or at least not adverse to the corporation’s best interests and, if in a criminal proceeding, the individual had no reasonable cause to believe the conduct in question was unlawful. Under the OBCA, corporations may not indemnify against liability in connection with a claim by or in the right of the corporation but may indemnify against the reasonable expenses associated with such claims. Corporations may not indemnify against breaches of the duty of loyalty. The OBCA mandates indemnifications against all reasonable expenses incurred in the successful defense of any claim made or threatened whether or not such claim was by or in the right of the corporation. Finally, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer met the good faith and reasonable belief standards of conduct set forth in the statute.

The OBCA also provides that the statutory indemnification provisions are not deemed exclusive of any other rights to which directors or officers may be entitled under a corporation’s articles of incorporation or bylaws, any agreement, general or specific action of the board of directors, vote of shareholders or otherwise.

Additionally, we have entered into indemnity agreements with certain of our officers and directors. The indemnity agreements require us to, among other things, indemnify the officer or director against all expenses incurred by such officer or director as a result of being named or threatened to be named as a party to any proceeding as a result of such officer or director’s service in such capacity, provided that such officer or director acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and in the case of a criminal proceeding, that such officer or director had no reasonable cause to believe that his or her conduct was unlawful. The indemnity agreements also require us to indemnify the officer or director to the fullest extent permitted by law, provided that no indemnification will be provided if such officer or director’s conduct constitutes a breach of the duty of loyalty to the Company or is an act or omission not in good faith or involves intentional misconduct or a knowing violation of the law.

Item 16.	Exhibits and Financial Schedule

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

4.1	Amended and Restated Articles of Incorporation of Pixelworks, Inc., as amended (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed on March 9, 2022).

4.2	Third Amended and Restated Bylaws of Pixelworks, Inc. (incorporated by reference to Exhibit 3(ii).1 to the Company’s Current Report on Form 8-K filed on February 2, 2023).

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement of Form S-3 filed on November 6, 2020).

5.1+	Opinion of Tonkon Torp LLP.

23.1+	Consent of Tonkon Torp LLP (included in legal opinion filed as Exhibit 5.1).

23.2+	Consent of Armanino LLP, Independent Registered Public Accounting Firm.

24.1+	Powers of Attorney (included on signature pages of this registration statement).

107+	Filing Fee Table.

*	To be filed by amendment hereto or pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.
+	Previously filed

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Pixelworks, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on January 5, 2024.

PIXELWORKS, INC.

By:	/s/ Todd A. DeBonis
Todd A. DeBonis
President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities indicated below and on the dates indicated.

/s/ Todd A. DeBonis Todd A. DeBonis	President, Chief Executive Officer (Principal Executive Officer), and Director	January 5, 2024

/s/ Haley F. Aman Haley F. Aman	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 5, 2024

* Amy L. Bunszel	Director	January 5, 2024

* Dean W. Butler	Director	January 5, 2024

* C. Scott Gibson	Director	January 5, 2024

* Daniel J. Heneghan	Director	January 5, 2024

* David J. Tupman	Director	January 5, 2024

* John Y. Liu	Director	January 5, 2024

*By:	/s/ Haley F. Aman
Haley F. Aman
Attorney-in-Fact